                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



GENERAL CABLE CORPORATION

        We consent to the incorporation by reference in Registration Statements No, 333-28965, 333-31865, 333-31867, 333-31869, 333-31871, 333-59125, 333-89629,
333-51812, 333-51818, 333-51822 and 333-58792 of General Cable Corporation on
Forms S-8 of our report dated January 29, 2002, which contains an unqualified opinion and includes an explanatory paragraph relating to changes in its method of accounting for certain inventory, appearing in this Annual Report on Form 10-K of General Cable Corporation for the year ended December 31, 2001.


/s/ Deloitte & TOUCHE LLP

Cincinnati, Ohio
March 29, 2002